                                                                    Exhibit 3.61

                                                                 FILED
                                                            APRIL 19, 1988
                                                           IN THE OFFICE OF
                                                          SECRETARY OF STATE
                                                            WEST VIRGINIA

                                  WEST VIRGINIA

                            ARTICLES OF INCORPORATION

                                       of

                           SHARVEST MANAGEMENT COMPANY

The undersigned, acting as incorporator(s) of a corporation under Chapter 31,
Article I, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

      1. The undersigned agree to become a West Virginia corporation by the name of Sharvest Management Company.

      2. The address at the physical location of the principal office of the corporation will be Star Route Box 20 street, in the city, town or village of Danville, county of Boone, State of West Virginia, 25053.

      3.    This corporation is organized as:

            Stock, for profit corporation, and the aggregate value of authorized capital stock of said profit corporation will be $0.00, which shall be divided into 3000 shares without par value dollars each.

      4. The period of duration of the corporation, which may be perpetual, is perpetual.

      5. The purpose(s) for which this corporation is formed is to provide contract management and labor to the business community and various other services as requested.

      6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

            The Stockholder shall schedule an annual meeting to elect officers, which shall have the authority to make any decisions necessary to maximize the shareholder wealth without personal liability.

      7. The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows: No provisions are granted which would limit or deny preemptive rights to shareholders.

      8. The full name and address of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each are as follows:

                        Allen T. Workman
                        P.O. Box 332
                        Stollings, WV 25646
                        23.69 SHARES

                        Carl McCallister
                        P.O. Box 41
                        Griffithsville, WV 25521
                        6.67 SHARES

                        Jeffery A. Hoops
                        Star Route Box 20
                        Danville, WV 25053
                        25.13 SHARES

      9. Then number of directors constituting the initial board of directors of the corporation is 3, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify are as follows:

                        Allen T. Workman
                        P.O. Box 332
                        Stollings, WV 25646

                        Carl McCallister
                        P.O. Box 41
                        Griffithsville, WV 25521

                        Jeffery A. Hoops
                        Star Route Box 20
                        Danville, WV 25053

      10. The name and address of the appointed person to whom notice of process may be sent is:

                        Jeffrey A. Hoops
                        Star Rt Box 20
                        Danville, WV  25053

ACKNOWLEDGEMENT:

We, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia do herby make and file this "Articles of Incorporation."

IN WITNESS WHEREOF, we have accordingly hereunto set our respective hands this 31st day of March, 1988.

/s/  Allen T. Workman, President

/s/  Carl M. McCallister, Treasurer

/s/  Jeffery A. Hoops, Secretary

STATE OF WEST VIRGINIA
COUNTY OF BOONE

I, John McDaniel, a Notary Public, in and for the county and state aforesaid, hereby certify that Allen T. Workman, Carl McCallister and Jeffery A. Hoops, whose names are signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged their signatures.

                                                   My commission expires July
                                                   16, 1990
[NOTARY SEAL]
                                                   /s/ John McDaniel
                                                   Notary Public

                                                                    FILED
                                                                SEP 03, 1999
                                                              IN THE OFFICE OF
                                                             SECRETARY OF STATE
                                                                WEST VIRGINIA

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           SHARVEST MANAGEMENT COMPANY

      It is hereby certified that:

      1. The name of the Corporation (hereinafter called the "Corporation") is Sharvest Management Company.

      2. The Articles of Incorporation of the Corporation as hereby amended by changing Article 5 thereof to reflect the current nature of the business of the Corporation as follows:

            "5. The purpose(s) for which the Corporation is (are) formed is(are) to conduct or transact any and all lawful business for which corporations may be incorporated in the State of West Virginia, including, but not limited to, the development, marketing and sale of coal and other natural resources."

      3. The Amendment of Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of West Virginia Code Sections 31-1-73 and 31-1-107.

      This Amendment of the Articles of Incorporation herein certified was adopted on August 19, 1999 by unanimous written action of the Board of Directors of the Corporation and by unanimous written action of the sole Shareholder of the Corporation on August 19, 1999.

      The effective date of the Amendment shall be the date of filing.

ATTEST:                                  SHARVEST MANAGEMENT COMPANY

/s/ William H. Newsome                   By: /s/ Jeffery A. Hoops
William H. Newsome                       Jeffery A. Hoops
Its: Secretary                           Its: President

                                                                    FILED
                                                                JAN 05, 2000
                                                              IN THE OFFICE OF
                                                             SECRETARY OF STATE
                                                                WEST VIRGINIA

                                  WEST VIRGINIA
                            ARTICLES OF INCORPORATION
                                PROFIT AMENDMENT

      1. The name of the corporation currently registered with the Secretary of State is Sharvest Management Company;

      2. The date of the adoption of the amendment(s) was January 1, 2000;

      3. In accordance with WV Code Section 31-1-107, the shareholders/board of directors have adopted the following amendment(s) to the Articles of Incorporation and/or purposes of the corporation.

         Change of name to:  Solomons Mining Company

      4. The amendments were adopted as follows:

         The outstanding shares were not divided into classes, and the amendment was adopted by a majority vote of outstanding shares entitled to vote, as follows:

   Total Number              Number Shares          Shares Voted           Shares Voted
Outstanding Shares          Entitled to Vote       For Amendment         Against Amendment
------------------          ----------------       -------------         -----------------
     55.49                       55.49                  55.49                   -0-

Articles of Amendment prepared by:  Lowery E. Shrewsberry
                                    CPA- #3 Lakeview Drive
                                    Barboursville, WV 25504

      The Amendment was duly adopted as stated herein:

      11/15/99          Jeffery A. Hoops                    /s/ Jeffery A. Hoops
       Date             President/Vice President Name       Signature

      11/15/99          William H. Newsome                /s/ William H. Newsome
        Date            Secretary/Asst Secretary Name     Signature

      Acknowledgement for President/Vice President:

      STATE OF KENTUCKY COUNTY OF PIKE

      I do hereby certify that on this day of 11/15/99, that Jeffery A. Hoops personally appeared before me, who, being by me first duly sworn, declared that he/she is the President/Vice President of the above named corporation, that he signed the foregoing document as President/Vice President of the corporation, and that the statements therein contained are true.

      My commission expires: 9/10/2001           /s/ Timothy H. Evans
                                                 Signature of Notary Public
      -(Seal)

      Acknowledgement for Secretary/Asst. Secretary:

      STATE OF KENTUCKY COUNTY OF PIKE

      I do hereby certify that on this day of 11/15/99, that William H. Newsome personally appeared before me, who, being by me first duly sworn, declared that he/she is the Secretary/Asst. Secretary of the above named corporation, that he signed the foregoing document as Secretary/Asst. Secretary of the corporation, and that the statements therein contained are true.

      My commission expires: 9/10/2001           /s/ Timothy H. Evans
                                                 Signature of Notary Public
      -(Seal)

                                                                    FILED
                                                              IN THE OFFICE OF
                                                             SECRETARY OF STATE
                                                                WEST VIRGINIA
                                                                JUNE 30, 2003

                        APPLICATION TO APPOINT OR CHANGE
              AGENT FOR PROCESS, OFFICERS, and/or OFFICE ADDRESSES

      1.    The company filing this change is registered as a Corporation;

      2.    The change is filed for:

            Company Name: Solomons Mining Company

            Principal Office
            Address as listed: One Energy Place, Suite 1750
                               Latrobe, PA 15650

            Home State: West Virginia       WV Formation Date: April 19, 1988

      3.    Change of address: NA

      4.    Change of Agent for Service of Process;

            The agent named herein has given consent to appointment as agent to accept services of process on behalf of this company.

            Corporation Service Company
            1600 Laidley Tower
            Charleston, WV 25301

            /s/ Cynthia L. Harris - Cynthia L. Harris, Asst. Secretary
                                   New Agent Signature

      5.    Complete the Change of Officers or Other Persons in Authority:

     Officer Type                          New Officer Name                 New Officer Address
A. President (Corp. VA)                 William Branham, III                  P.O. Box 989
                                                                              Phelps, KY 41553
                                        Remove: Michael J. Quillen

B. Vice President (Corp. VA)            David W. Hibbs                        P.O. Box 989
                                                                              Phelps, KY 41553

                                        Remove: L. Ellis Dusenbury, Jr.

C. Secretary (Corp. VA)                 Eddie W. Neely                        406 West Main St.
                                                                              Abingdon, VA 24210

                                        Remove: Michael Walker

D. Treasurer (Corp. VA)                 None

                                        Remove: Michael J. Walker

E. Director (Corp. VA)                  William Branham, III                  P.O. Box 989
                                                                              Phelps, KY 41553

                                        Remove:

Eddie W. Neely                          Secretary             /s/ Eddie W. Neely
Name                                    Title                 Signature